Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Atlantic Tele-Network, Inc.
May 4, 2016		Michael T. Prior
Chief Executive Officer
978-619-1300

Justin D. Benincasa
Chief Financial Officer
978-619-1300

ATN Announces Completion of KeyTech Transaction

BEVERLY, MA, May 4, 2016 — ATN (NASDAQ:ATNI) today announced that it has completed its acquisition of a controlling interest in Bermuda telecommunications company KeyTech Limited (BSX:KEY.BH). The transaction combines Bermuda Digital Communications, a leading mobile provider in Bermuda doing business under the “CellOne” name, in the same corporate structure with KeyTech, a Bermuda company that provides voice, broadband, and cable television services under the “Logic” name in Bermuda and the Cayman Islands.  ATN will consolidate the results of KeyTech’s operations in its “International Telecom” segment.

About ATN

Atlantic Tele-Network, Inc. (Nasdaq:ATNI), headquartered in Beverly, Massachusetts, provides telecommunications services to rural, niche and other under-served markets and geographies in the United States, Bermuda and the Caribbean and owns and operates solar power systems in select locations in the United States. Through our operating subsidiaries, we (i) provide both wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, local exchange services and broadband internet services, (ii) provide distributed solar electric power to corporate, utility and municipal customers and (iii) are the owner and operator of terrestrial and submarine fiber optic transport systems. For more information, please visit www.atni.com.

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